FINANCIAL STATEMENTS

RUBICON INTEGRATION, LLC
UNAUDITED BALANCE SHEET

September 30,
2007

ASSETS

Current assets
Cash	$481,241
Accounts receivable	202,685
Other assets	1,750
Total current assets	685,676

Property and equipment, net	1,758
Intangible assets, net	-
Total Assets	$687,434

LIABILITIES AND MEMBERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$90,555
Accrued expenses	145
Total current liabilities	90,700

Total liabilities	90,700

Members’ equity	596,734
Total liabilities and members’ equity	$687,434

See accompanying notes to unaudited financial statements.

RUBICON INTEGRATION, LLC
UNAUDITED STATEMENT OF OPERATIONS

For the Nine
Months Ended
September 30,
2007

Revenue	$6,823,582

Cost of revenue	5,861,853

Gross profit	961,729

Selling, general and administrative	387,333
Depreciation	586
Amortization of intangibles	8,689
Total operating expenses	396,608

Operating income	565,121

Other expense, net	(29,824)

Net income	$535,297

See accompanying notes to unaudited financial statements.

RUBICON INTEGRATION, LLC
UNAUDITED COMBINED STATEMENT OF CHANGES IN MEMBERS' EQUITY

For the nine
months ended
September 30,
2007

Balance at December 31, 2006	$84,227

Net income	535,297

Distribution to members	(22,790)

Balance at September 30, 2007	$596,734

See accompanying notes to unaudited financial statements.

RUBICON INTEGRATION, LLC
UNAUDITED STATEMENT OF CASH FLOW

For the Nine
Months Ended
September 30,
2007

Cash flows from operating activities:
Net income from operations	$535,297
Adjustments to reconcile net income provided by operating activities:
Depreciation and amortization	9,275
Changes in working capital:
Accounts receivable	(111,274)
Other assets	(1,750)
Accounts payable	77,344
Accrued expense	(25,861)

Cash provided by operating activities	483,031

Cash flows from investing activities:
Purchase of property and equipment	(2,344)

Cash flows from financing activities:
Member distribution	(22,790)

Net increase in cash and cash equivalents	457,897

Cash and cash equivalents - beginning of period	23,344

Cash and cash equivalents - end of period	$481,241

See accompanying notes to unaudited financial statements.

RUBICON INTEGRATION, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
September 30, 2007

(1) Summary of Significant Accounting Policies

(a) Description of Business

Rubicon Integration LLC (“Rubicon” or the “Company”) provides consulting, owner’s representation and equipment integration services for mission-critical facilities to corporate customers across the United States. Rubicon is a Delaware Limited Liability Company that is headquartered in McLean, Virginia with sales offices located in New Jersey, Virginia and Georgia. The Company is an affiliate of DSA Encore LLC (DSA) and certain administrative services are provided by DSA to support the Company.

The Company was formed on August 15, 2006 ("inception"). As there had been limited activity, comparative financial statements for the period from inception through September 30, 2006 has not been presented as it would not be meaningful.

(b) Carve out

The Company operates as a stand alone entity; however, DSA provides certain administrative functions including accounting, IT support, and legal services in exchange for a monthly charge of $6,700. In addition, any of the Company’s direct expenses paid for by DSA are directly charged to the Company and settled periodically through a cash payment. There are no adjustments or allocations to the financial statements, as the reported results reflect all of the Company’s cost of doing business.

(c) Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents approximate fair value at year end.

 (d) Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company recorded no write-offs from inception through nine month period ended September 30, 2007 and no allowance for doubtful accounts was recorded at September 30, 2007 and December 31, 2006 as the balances were estimated to be fully collectible. In establishing the required allowance, management considers the current receivables aging and existing customer data. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. The Company does not have any off-balance-sheet credit exposure related to its customers.

Included in accounts receivable was $52,701 of unbilled fees at December 31, 2006.

(e) Revenue Recognition

The Company enters into a variety of contract arrangements, including time and material contracts and fixed length owners representation service contracts that provide for billing on a monthly basis. Revenue is recognized under fixed length owners’ representative service contracts pro-rata over the service term of the contract.

(f) Property and Equipment

Property and equipment are stated at cost. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets which are 3 years. Total depreciation for the nine months ended September 30, 2007 was $586.

(g) Intangible Assets

Intangible assets consist of in-place contracts contributed at the Company’s inception. The useful lives of the in-place contracts are based on the remaining contract term and are amortized on a straight-line basis.

(h) Long-Lived Assets

In accordance with FASB Statement No. 144 (Statement 144), Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property and equipment, and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

RUBICON INTEGRATION, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
September 30, 2007
(CONTINUED)
(i) Income Taxes

As Rubicon is a Limited Liability Company, it is not subject to federal or state income taxes. Any taxable income or loss will be recognized directly by its members.

(j) Use of Estimates

The preparation of the financial statements, in accordance with generally accepted principles in the United States of America, requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant items subject to such estimates and assumptions include the carrying amount of property, plant and equipment, and intangibles; and valuation allowances for receivables. Actual results could differ from those estimates.

(k) Recently Issued Accounting Standards

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115 (SFAS No. 159). SFAS No. 159 permits an entity, at specified election dates, to choose to measure certain financial instruments and other items at fair value. The objective of SFAS No. 159 is to provide entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently, without having to apply complex hedge accounting provisions. SFAS No. 159 is effective for accounting periods beginning after November 15, 2007. The Company is currently assessing the impact of adopting SFAS No. 159 on the consolidated financial statements.

(2)  Intangible Assets

	September 30, 2007
		Weighted
		Average
	Gross	Amortization	Accumulated
	Carrying Amount	Period	Amortization

In-place contracts	$55,632	less than one year	$55,632

The contracts are being amortized over 5.5 months, which estimates the life of the contracts. Aggregate amortization expense for amortizing intangible assets was $8,689 for the nine month period ended September 30, 2007.

(3)  Related Party

Rubicon received certain administrative services from DSA throughout the year in exchange for a monthly administrative fee of $6,700. DSA paid certain direct expenses of the Company and billed them directly to the Company for reimbursement. The Company incurred expenses of approximately $60,300 for the nine month period ended September 30, 2007.

(4) Subsequent Event

On November 30, 2007, Fortress International Group, Inc. (the “Company”), entered into a definitive Membership Interest Purchase Agreement (the “Purchase Agreement”) with the Company and each of the members of Rubicon (jointly, the “Sellers”). The closing of the acquisition occurred simultaneously with the execution of the Purchase Agreement.

Pursuant to the Purchase Agreement, the Company acquired 100% of the membership interests of Rubicon, owned collectively by the Sellers, for the aggregate consideration consisting of (i) $4,500,000 in cash, subject to certain adjustment to be determined within 60 days of the closing of the acquisition, as provided in the Purchase Agreement, (ii) 200,000 shares of unregistered common stock, par value $0.0001 per share, of the Company, payable in the aggregate to Sellers, pro rata to Sellers membership interests in Rubicon, to be held in escrow pursuant to a certain indemnity escrow agreement, (iii) two unsecured promissory notes (jointly, the “Notes”) in the maximum amount of $1,500,000 and $2,000,000, respectively, plus interest accruing at 6% annually from November 30, 2007, the date of the issuance, payable to the Sellers upon the achievement of certain operational and financial targets for December 2007 and for the calendar year 2008, respectively, and (iv) additional earn-out amounts, contingent upon the achievement of certain earnings targets by Rubicon for each of the calendar years 2008-2009.

In connection with the Purchase Agreement and effective on the closing of the acquisition, Rubicon has entered into employment agreements with each of Messrs. James Embley, William Pirrone and Eric Holzworth, each of whom was an employee of Rubicon prior to the acquisition.

The $1,500,000 unsecured promissory note plus accrued interest was earned based on the achievement of certain financial targets through December 31, 2007. The promissory note, including interest, totaling $1,517,753 was paid in full on February 11, 2008 consistent with terms of the agreement.